UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2025

POSTAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-38903	83-2586114
(State or other jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

75 Columbia Avenue

Cedarhurst, NY 11516

(Address of principal executive offices and zip code)

(516) 295-7820

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2025, the Board of Directors (the “Board”) of Postal Realty Trust, Inc. (the “Company”) appointed Stephen Bakke to serve as the Executive Vice President, Chief Financial Officer of the Company, effective on or about November 5, 2025 (the “Hire Date”). Mr. Bakke will succeed Jeremy Garber, the Company’s President, Treasurer and Secretary who has served as the Company’s interim Chief Financial Officer since June 18, 2025. Effective upon the Hire Date, Mr. Garber shall cease serving as interim Chief Financial Officer but shall remained employed as the Company’s President, Treasurer and from and after the Hire Date, with no alterations to his compensation.

Mr. Bakke, 40, previously served as Senior Vice President, Corporate Finance for Realty Income Corp. In his role, he oversaw capital markets, investor relations, financial planning & analysis, and derivatives. Prior to his time at Realty Income Corp., Mr. Bakke served as Senior Vice President of Capital Markets at Site Centers Corp., where he was responsible for capital markets, asset management, and investor relations. Mr. Bakke also held public equity investor and research analyst roles including at Surveyor Capital and Green Street Advisors. Mr. Bakke holds a Bachelor of Science in Operations Research and Information Engineering from Cornell University and is a CFA Charterholder. Mr. Bakke is also a member of Nareit.

In connection with his appointment as the Chief Financial Officer of the Company, Mr. Bakke and the Company have entered into an Offer Letter, which will govern the terms and conditions of Mr. Bakke’s employment with the Company (the “Offer Letter”). Pursuant to the terms of the Offer Letter, Mr. Bakke will receive an annual base salary of $275,000.  For the year ending December 31, 2025, Mr. Bakke will be entitled to a cash bonus in an amount equal to $100,000 (the “2025 Bonus”). The 2025 Bonus will be paid by February 27, 2026. In addition, on the Hire Date, Mr. Bakke will be granted $500,000 (the “Bonus Deferral Amount”) which will be deferred into the Company’s Alignment of Interest Program (the “AOI Program”) under the Company’s 2019 Equity Incentive Plan subject to an 8-year cliff vest and the other vesting criteria of the Company’s AOI Program. The Bonus Deferral Amount will vest on December 31, 2026, and any LTIP Units or restricted shares of Class A common stock of the Company (the “Restricted Stock”) that Mr. Bakke is entitled to under the Company’s AOI Program due to his deferral of the Bonus Deferral Amount will vest on the 8-year anniversary of the Hire Date.

For the year ending December 31, 2026, Mr. Bakke is expected to be eligible to receive (i) an annual incentive bonus with a target bonus of 110% of his annual base salary, with the actual amount of such bonus to be determined by the Corporate Governance and Compensation Committee of the Board (the “Compensation Committee”), using such performance measures as the Compensation Committee deems to be appropriate and (ii) long-term incentive awards under the Company’s 2019 Equity Incentive Plan, as determined by the Compensation Committee from time to time, with a target award of 120% of his annual base salary. In addition, Mr. Bakke will be entitled to participate in the Company’s employee stock purchase plan and will also be eligible to participate in the Company’s health insurance, 401k, life insurance and disability coverage. Mr. Bakke is also eligible to participate in the Company’s AOI Program, where eligible participants may elect to receive LTIP units or Restricted Stock or a mix of both, in lieu of up to 100% of any compensation otherwise payable in cash. Mr. Bakke’s employment with the Company is “at will” and can be terminated with or without cause, with or without notice, at any time, and at the option of either the Company or Mr. Bakke.

There are no arrangements or understandings between Mr. Bakke and any other person pursuant to which he was appointed to serve as Chief Financial Officer of the Company. The Company is not aware of any transactions or existing relationships in which Mr. Bakke has a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K other than as set forth herein, and is not aware of any family relationship between Mr. Bakke and the Company’s executive officers, directors or any person nominated to become a director or executive officer of the Company that would require disclosure under Item 401(d) of Regulation S-K. Except as disclosed above, no other material plan, contract, or arrangement was entered into or materially amended by the Company in connection with Mr. Bakke’s appointment, and there was no grant or award made by the Company to Mr. Bakke or modification thereto under any such plan, contract, or arrangement in connection with his appointment.

Item 7.01 Regulation FD Disclosure.

The Company issued a press release on September 25, 2025, announcing the appointment of Mr. Bakke as the Chief Financial Officer of the Company. A copy of that press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
99.1	Press Release, dated September 25, 2025, issued by Postal Realty Trust, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2025

POSTAL REALTY TRUST, INC.

By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	Interim Chief Financial Officer, President, Treasurer and Secretary

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